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                                                                 Exhibit 10.27


                               TENANCY AGREEMENT


                DRAWN UP AND SIGNED IN JERUSALEM ON DEC. 21, 2000

BETWEEN:     RMPA PROPERTIES LTD.
             Company number 51-1808008 (represented by __________, ID no. ________, ID no. _________, authorized to sign on its behalf)
             whose address is RMPA House, Har Hotzvim, Jerusalem (hereinafter "THE LESSOR") PARTY OF THE FIRST PART
AND:         KERYX ISRAEL LTD.
             Company number 51-2850959
             (represented by Mr. Ira Weinstein, ID no. 015476542, authorized to sign on its behalf)
             Qiryat Mada St. 5, Jerusalem
             (hereinafter "THE LESSEE")                PARTY OF THE SECOND PART
Whereas The lessor is entitled to be registered as leaseholder from the Israel Lands Administration of lot number 18 according to detailed plan number 3760 (hereinafter "THE LOT") in parcel 95, block 30241, in Har Hotzvim, Jerusalem, on which a Building is being erected that is currently in the final stages of construction (hereinafter "THE Building"); and
Whereas The lessee wishes to lease from the lessor the second and third floors (above the ground floor) in the Building, as marked on the plans attached to this agreement as Appendix A (hereinafter "THE LEASED PREMISES"), whose gross area (including the proportional share of common {public may imply use by outsiders, too} areas in the Building) is 2142 square meters (the third floor is a partial floor only), and the lessor wishes to lease to the lessee the Leased Premises as unprotected tenancy (hereinafter "THE TENANCY"), for a period of time, consideration, and purpose, and subject to the stipulations and provisions detailed in this contract below;

NOW THEREFORE, AND IN CONSIDERATION OF THE MUTUAL UNDERTAKINGS BY THE PARTIES UNDER THE PRESENT CONTRACT, THE PARTIES AGREE AND STIPULATE AS FOLLOWS:

1.      PREAMBLE, APPENDICES, AND HEADINGS

        1.1    The preamble to this contract is an integral part thereof.

        1.2    The appendices to this contract are an integral part thereof.

        1.3 The section headings in this contract are included for ease of reading only. They are not part of the contract and shall not be used to interpret it.

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2.      THE TENANCY

        2.1 The lessee declares that it is aware that the according to the City Building Plan the area is earmarked for industry and that it has seen and inspected the Building and the Leased Premises, the access routes to them, and their surroundings, the City Building Plans that apply to them, and everything else it may have found it appropriate to inspect and found all of them to be suitable to its objectives, and, subject to the correctness of the lessor's statements as above, hereby waives any claim concerning unsuitability and any other alternative claim with regard to the Building and/ or with regard to the Leased Premises and/ or with regard to the possibility of using the Leased Premises for its purposes. The lessor affirms that it is not aware of any defect whatsoever in the Leased Premises and/ or in the possibility of using the Leased Premises for high- tech industry that it has not disclosed to the lessee.

        2.2 The lessee declares that based on its inspection it is leasing the premises as is. The lessor undertakes to carry out work on the Building as enumerated in the specifications attached to the present agreement, at the time stated in the present agreement. Subject to the performance of the aforesaid work, the lessee hereby waives any claim of any type whatsoever with regard to the Leased Premises, their condition, and the possibility of using them.

        2.3 The lessor undertakes that by the date of the completion of the Leased Premises as stated in section 5 below and its actual tenanting for the purpose of the Tenancy, as defined below, construction of the common areas on the floors on which the Leased Premises are located and of the Building lobby will be completed, (at least) one elevator will be operating in a regular and proper fashion, development work will have been carried out at the entrance to the Building in a manner that permits pedestrian access from street level to the Building entrance, and the lessor will be in possession of Form 4 for the Building and/ or a tenanting certificate applying to the Leased Premises, including a temporary certificate.

3.      NON-APPLICATION OF TENANT PROTECTION LAWS

        3.1 The lessee hereby declares, undertakes, and affirms that it is aware that the Leased Premises are a property in a new Building whose construction was completed after August 20, 1968; that on August 20, 1968, it was not a tenant entitled to occupy the Leased Premises; and that sections 9 and 14 of the Tenant Protection Law (Consolidated Version) 5732-1972, which exempt the Tenancy from the provisions of the tenant protection laws, apply to the Tenancy under the present agreement.

        3.2 The lessee hereby declares that it was not asked to and did not pay key money or payments that might be construed as key money; and that all work, modifications, renovations, and improvements that may be carried out on the Leased Premises, should such be carried out, are not and will not be fundamental modifications; and that at the time of vacation of the

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               Leased Premises the lessee will not be entitled to any payment whatsoever, neither as key money nor in any other fashion whatsoever.

        3.3 The Tenancy, the lessee, and the Leased Premises are not protected under the provisions of the Tenant Protection Law (consolidated version) 5732-1972 nor by the provisions of any other law that protects a lessee or tenant in any form whatsoever, and the stated laws and amendments to them and regulations that have been or may be promulgated pursuant to them do not apply and shall not apply to the Tenancy, the lessee, the Leased Premises, or the contract.

4.      PURPOSE OF THE TENANCY

        The lessee hereby leases the Leased Premises in order to use them for high- tech industry (including a biopharmaceutical laboratory) and for no other purpose whatsoever (hereinafter "PURPOSE OF THE TENANCY") and hereby undertakes not to use the Leased Premises or any part thereof for any other purpose whatsoever.

5.      FINISHING WORK ON THE LEASED PREMISES

        5.1 The lessee, itself or by the agency of someone acting on its behalf, will carry out modifications and Finishing Work (hereinafter "THE FINISHING WORK") on the Leased Premises. Before the Finishing Work is carried out, the lessee will submit for the lessor's approval detailed plans for the Finishing Work, including, and without derogating from the generality of the aforesaid, air- conditioning and electrical plans and any other and/ or additional plan that alters the systems of the Leased Premises or its appearance or its structural engineering, as well as specifications. The lessor will examine the aforesaid plans and approve them or make comments within five days of receiving the stated plans. The lessee will amend the plans in accordance with the lessor's comments. Without derogating from the aforesaid, the lessee shall not be entitled to carry out Finishing Work on the Leased Premises that modifies the structural engineering of the Building and/ or its systems and/ or its appearance and/ or Finishing Work that requires a Building permit for its performance.

               The lessee undertakes that the contractor who carries out the Finishing Work will be a contractor whose identity has been approved and agreed to in advance by the lessor, which shall be entitled to withhold or grant its consent, at its own reasonable discretion.



               In all cases the contractors proposed as stated shall be contractors registered in the appropriate classification for the type of Finishing Work to be done and who have carried out similar work at Har Hotzvim or the Malha Technological Park or some other high- tech park in Tel Aviv, such as Kiryat Atidim, and who have experience in work of the type of the Finishing Work.


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               The lessee shall notify the lessor of the starting date of the
               Finishing Work and the planned completion date. The lessor [translated as written] undertakes to complete the work according to the specifications within 90 days of the starting date of the Finishing Work, in accordance with the lessee's notification.

               Should the lessor fail to complete the work in accordance with the specifications by the aforesaid date or within 14 additional days, the lessor shall pay the lessee on account of the period from the date on which it was to have completed the work in accordance with the specifications until the date of their actual completion an amount equal to the Rent (including index- linkage differentials) for the aforesaid time period. The aforesaid payment is stipulated and agreed to as fixed damages agreed to in advance, which the parties have set by an assessment calculated in advance.

        5.2 The lessee is responsible and undertakes that throughout the period of the Finishing Work the lessee will carry liability insurance appropriate to the type of Finishing Work, under which the lessor shall be covered as an additional insured party.

        5.3 The lessee will pay the lessor the sum of _________ New Israeli Sheqels ($32,000 according to the representative exchange rate set on the actual date of payment) (plus value added tax) as a fee for supervising the Finishing Work. This payment will be made upon completion of the Finishing Work but no later than the start of the use of the Leased Premises. At the time of the signing of the present contract and as an integral part thereof, the lessee will sign a writ of obligation worded as in APPENDIX E to the present contract, whereby the lessee accords a right of refusal to Kir Hed Construction and Development Co., Ltd., a company affiliated with the lessor, to carry out the Finishing Work for it. Should the lessee entrust the Finishing Work to Kir Hed, Ltd., the lessee will be exempt from payment of the supervision fee as in section 5.3 above.

        5.4 Until the completion date of the Finishing Work the lessor shall complete construction of those parts of the Building necessary for the lessee to make reasonable use of the Leased Premises. The lessee affirms that is aware that gardening work and development work around the Building (including preparation of parking lots) will continue until the date of the completion of the Finishing Work. A delay of up to 60 days in completion of the gardening and development work shall not be considered to be a delay.

6.      TERM OF THE LEASE

        6.1 The lessor hereby leases to the lessee and the lessee hereby leases from the lessor the Leased Premises for a period beginning on the date when the Leased Premises are made available to the lessee to carry out the Finishing Work (hereinafter "THE DAY OF HANDOVER OF POSSESSION") and concluding on December 31, 2005 (hereinafter "THE TERM OF THE LEASE"). The lessee shall be entitled to enter the Leased Premises to carry out


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               Finishing Work from the date of the signing of the present contract and pursuant to compliance with all of the conditions stated in section 5 above, on condition that the Rent for the first period of the Tenancy has been paid and a bank Guarantee conveyed as stated in section 7.5 below.

        6.2 The term of the present contract shall be extended for an additional five years, to begin immediately after the end of the Term of the Lease (hereinafter "THE TERM OF EXTENSION OF THE LEASE"), unless the lessee notifies the lessor in writing at least six months before the end of the Term of the Lease that it desires not to extend the Term of the Lease.

               Should the Tenancy be extended as stated in the present subsection above, all of the provisions of the present contract shall apply to the Term of Extension of the Lease as well, except for the lessee's right to extend the lease for another period, such that in no case shall the Tenancy extend beyond December 31, 2010 (10 years).

        6.3 The lessee undertakes to appear at the Leased Premises on the Day of Handover of Possession and to take possession of the Leased Premises. Starting on the Day of Handover of Possession the lessee shall be able to use the parking facility of the Building (for payment) and shall have access to and from the Leased Premises. The lessor shall be entitled to postpone completion of work on the parking facility as required to permit parking in it to no later than the day of the completion of the Finishing Work.

        6.4 Subject to what is stated in section 9.1 below, the lessee shall not be entitled to terminate the Tenancy under the present contract before the end of the Term of the Lease or, as may be applicable, before the end of the Term of Extension of the Lease. Should the lessee stop using the Leased Premises or vacate them before the end of the Term of the Lease or, as may be applicable, before the End of the Term of Extension of the Lease, this shall not release the lessee from fulfilling its obligations under the present contract, in whole or in part.

        6.5 A "tenancy year" for the purposes of the present contract means a period of twelve Gregorian months beginning on January 1 of any calendar year and concluding on December 31st of the calendar year following it.

7.      RENT

        7.1 In consideration of the Tenancy, the lessee undertakes to pay the lessor Rent as stated in the present section 7 (hereinafter "THE RENT").

        7.2 The Rent for each month of Tenancy shall be the amount of NIS 106,676 plus value added tax (one hundred six thousand six hundred seventy- six New Israeli Sheqels) [$21,420 U.S. plus $4,500 U.S. for 50 parking spaces] according to the representative U.S. dollar exchange rate known on November 12, 2000, for each of the months of Tenancy. This Rent shall be linked to the index pursuant to the terms of section 7.3 below. The aforesaid notwithstanding, it is agreed that the lessee shall not be


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               liable for Rent on account of the period from the day of the signing of the present contract until January 1, 2001. The Rent shall be raised in real terms by 7.5% every 30 months of Tenancy. (Thus, for example, the Rent for the month beginning on June 1, 2003, will be the sum of 114,677 sheqels, with this sum linked to the index pursuant to the terms of section 7.3 below.

        7.3 The Rent will be linked to the index according to the following linkage terms:

               If, on the date of payment of any sum whatsoever on account of the Rent, it transpires that the New Index last published before that payment (hereinafter "THE NEW INDEX") rose above the index published on October 15, 2000, which is 106.1 points (hereinafter "THE BASE INDEX"), the lessee shall pay the lessor that sum, augmented proportionally to the rise of the New Index over the Base Index. Should the New Index decline from the Base Index, the Rent will be computed according to the Base Index, such that in no case shall the lessee pay a Rent less than the Rent computed on the basis of the Base Index.

               For the purpose of the present contract, "the index" means the Consumer Price Index (cost of living index) including fruits and vegetables published by the Central Bureau of Statistics and Economic Research, and including that index even should it be published by some other official body or institution and including any official index that may replace it, whether based on the same data or not. Should a New Index published by a body or institution as stated be introduced and that body or institution fail to stipulate the ratio between it and the replaced index, the accounting firm __________ shall determine the computation of the rise in the index for the purposes of the present section, taking account of the aforesaid changes.

               The Rent due from the lessee in accordance with the present section 7, as well as the management fees stated in section 8.6 below, shall be paid by the lessee to the lessor every three months of Tenancy in advance on the first of each calendar month on account of the three months of Tenancy beginning on that date, starting on January 1, 2001.

               The aforesaid notwithstanding, the Rent for the period from January 1, 2001, through March 31, 2001, shall be paid to the lessor at the time of the signing of the present contract.

               Should the first of the month be a holiday or Saturday, the Rent shall be paid on the first weekday following it. The lessor shall not be required to receive any payment whatsoever on account of the Rent before the specified due date.

        7.4 To all Rent payments and all other payments owed by the lessee pursuant to the present contract the lessee shall add value added tax at the rate applicable at that time and shall pay it to the lessor on the date of each payment as stated. A tax invoice on account of each payment as stated


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               shall be conveyed to the lessee within 14 days of the date of each payment as stated.

        7.5 To Guarantee payment of the Rent and fulfillment of all other undertakings by the lessee under the present contract, including to Guarantee vacation of the Leased Premises by the lessee on the date stipulated by the present contract, the lessee shall convey to the lessor at the time of the signing of the present contract an unconditional index- linked bank Guarantee in the amount of NIS 903,560, with this sum linked to the index according to the terms of section 7.3 above, and worded as in Appendix B (hereinafter "THE GUARANTEE") [an amount equal to the Rent for 6 months of Tenancy plus management fees and value added tax]. The Guarantee shall be valid for twelve months and shall be extended from time to time no later than 30 days before its expiration for twelve additional months, in such manner that it shall be in force throughout the Term of the Lease (and as relevant, the Term of the Extension of the Lease) and for 60 days thereafter. The lessor shall be entitled to seek to invoke the Guarantee if the Guarantee is not extended on the dates stated, without derogating from the right of the lessor to seek to invoke the Guarantee in the case of a breach of any of the lessee's undertakings under the present contract. The lessor shall convey to the lessee written notification 7 days before acting to invoke the Guarantee as stated. The lessee undertakes that on the dates when the Rent is updated as stated in section 7.2 above it will increase the amount of the Guarantee as may be required, so that the Guarantee shall also be in an amount equal to six months' Rent plus management fees and value added tax.

        7.6 The parties agree that for the purposes of the present contract the gross area of the Leased Premises (including the proportional share of the common areas in the Building) shall be considered to be 2,142 square meters.

8.      OTHER PAYMENTS

        8.1 All municipal and central government Taxes, fees, rates, and compulsory levies (hereinafter "TAXES") (except for property tax and compensation fund) that may be levied on the tenant of the Leased Premises and on account of the parking spaces as stated in section 15.1 before, directly or indirectly, for the Term of the Lease shall be borne by the lessee and paid by it on the dates specified by law for their payment to the authorities. All compulsory payments incumbent upon the owners of a property (and not on the tenant) shall be borne by the lessor and shall be paid by it. To eliminate doubt it is agreed that the lessee shall not be required to pay development and improvement levies on account of the Building (nor shall it bear them through the Building management company).

        8.2 The lessee undertakes to be responsible throughout the Term of the Lease for all payments and expenses on account of electricity, water, and any other utility that may be supplied to the Leased Premises (including expenses for electrical power for the air conditioning system for the Leased Premises). The lessee undertakes that a water meter and electric


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               meter will be installed before the date of its entry to the
               Leased Premises and undertakes to sign contracts for the supply of electricity and water as stated. The cost of installation of the aforesaid meters shall be borne by the lessee. In the event that separate meters are not installed for the aforesaid utilities, the lessee shall pay the lessor and/ or pursuant to its directives its share in the payments for the aforesaid utilities according to a ratio to be set by the lessor and/ or by the management company stated in section 8.6 below.

               It is hereby clarified that use of the air- conditioning systems in the Leased Premises is limited to the proportional share of the Leased Premises in the Building. Should the lessee require enlargement of the air conditioning system in the Leased Premises, it will be the lessee's responsibility to do so itself and at its own expense.

        8.3 All Taxes and payments that may be owed to the municipality and/ or the central government and/ or any other body on account of the conduct of the lessee's business in the Leased Premises, including business tax, sign tax, fees, and licenses, shall be the responsibility of the lessee alone and shall be paid by it.

        8.4 The lessor shall be entitled but not required to make any payment that according to the provisions of the present contract are the responsibility of the lessee, after it has provided written warning to the lessee to pay it and the lessee has failed to do so. In this case the lessee shall reimburse the lessor for any sum paid by it as stated, immediately upon the lessor's first request, plus linkage differentials and interest, or, at the lessor's option, plus delinquent interest computed according to section 10.1 below.

        8.5 During the Term of the Lease the lessee shall be responsible for its relative share of the routine maintenance expenses of the Leased Premises, including insurance on the structure of the Leased Premises, and for a proportional share of expenses for the regular upkeep and maintenance of the common areas of the Building, including, and without derogating from the generality of the aforesaid, its share of the expenses for management, operation, repair, upkeep, refurbishing, maintenance (including a depreciation fund), cleaning, lighting, security, gardening, and insurance for the common areas of the Building and for the technical installations in the Building such as elevators, air conditioning installations, electricity, entrance floors, stairwells, plumbing, water, sanitation, and other actions that the management company may choose to manage, implement, or handle, such as the expenses for an information, reception, and security desk; security center; central power room; fire detection and extinguishing equipment; and the like (hereinafter "THE SERVICES"). To eliminate doubt it is stated that the aforesaid shall apply, mutatis mutandis, to parking spaces as well.

               The "proportional share" means the ratio of the area of the Leased Premises (including the parking spaces) to the area of all parts of the Building intended for rental or sale.



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               For the purpose of dividing electric bills on account of the central air conditioning systems, the proportional share of the lessee shall be computed on the basis of the actual use proportional to all actual users of the system, as determined by the lessor.

        8.6 The lessee affirms that it is aware that the lessor intends to manage the Building or any part thereof on its own or through the agency of a management company (hereinafter "THE MANAGEMENT COMPANY"), or in any other way, at the exclusive discretion of the lessor. Should a Management Company manage the Building, the lessee shall pay its share in the expenses of the Management Company on a basis of cost plus 15%; that is, the tenants of the Building will cover all the expenses of the Management Company (including, but without derogating from the generality of the aforesaid, overhead and financing costs plus a profit of 15%.

               It is made clear that financing costs on account of delinquency in payments by a tenant of the Building to the Management Company shall be borne by that tenant.

               It is clarified that in consideration of the aforesaid amount the Services enumerated in the Principles of Management appendix attached to this contract as an integral part thereof and labeled APPENDIX C shall be provided.

               The lessee undertakes to cooperate with the Management Company and to comply with its instructions and the instructions of anyone acting on its behalf.

        8.7 At the lessor's request the lessee will sign a management agreement with the lessor or with the Management Company that manages the Building, worded in accordance with the Principles of Management appendix, Appendix C.

        8.8 The lessor pledges that the Management Company will act efficiently and faithfully to the benefit of the tenants and owners of areas in the Building.

9.      OCCUPANCY OF THE LEASED PREMISES DURING THE TERM OF THE LEASE

        9.1 The lessee hereby undertakes not to transfer its rights under the present contract or any part thereof to some other party or parties in any fashion whatsoever, directly or indirectly; and not to deliver or transfer the Leased Premises or any part thereof to another party or parties in any fashion whatsoever; and not to permit use of the Leased Premises or any part thereof for any period whatsoever and in any manner to any other party or parties; and not to include another party or parties in the occupancy of the Leased Premises or any part thereof; and not to include any other party or parties in occupancy of the Leased Premises or any part thereof and not to grant to anyone whatsoever any right in the Leased Premises as licensee, for consideration or not for consideration, other than in the manner and in

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               accordance with the terms enumerated in the continuation of this subsection below.

               The aforesaid notwithstanding, it is agreed that the lessee shall be entitled to sublet a portion of the Leased Premises subject to compliance with the totality of the terms below.

               (i) The identity and business of the subtenant have been approved in advance by the lessor in writing.

               (ii) The subtenant accepts all of the obligations under the present contract that relate to maintenance and use of the Leased Premises.

               (iii) Keryx Israel, Ltd., remains responsible for all undertakings of the lessee under the present contract.

               Should the entire Leased Premises be sublet as stated, the option stated in section 6.2 shall be void.

        9.2 The lessee undertakes to maintain the Leased Premises and its systems (including plumbing, electricity, lighting, and air-conditioning [not including the central air conditioning system on the roof of the Building, which will be maintained by the Management Company]) in sound working order, to perform regular upkeep and maintenance work, to refrain from causing damage or harm to them or to any of their installations, and to be responsible for and to repair immediately and at its own expense any damage that may be caused to the Leased Premises and its systems by it and/ or by its visitors and/ or by its customers and/ or by its employees and/ or by anyone who may enter the Leased Premises.

        9.3 The lessee undertakes not to make any interior and/ or exterior modifications to the Leased Premises and not to make any addition to or to destroy any part of the Leased Premises and/ or any of its installations without prior written consent from the lessor; the lessor shall be entitled to prevent the commission of any such act and to remove any modification or addition made in contravention of the present section. The lessor shall not turn down a request by the lessee to make an interior modification as stated other than for reasonable cause. Breach of this section by the lessee shall entitle the lessor, in addition to any remedy that may be available to it by law, to cancel the contract; and in this case the lessor shall be entitled, should it choose this right, to have all additions, repairs, and modifications made in breach of the contract belong to the lessor without being obligated to pay for them.

        9.4 Should the lessor agree in writing to a request by the lessee to make modifications to the Leased Premises, the lessee, at the end of the Term of the Lease, shall restore the Leased Premises to the condition in which it was on the day of completion of the Finishing Work, subject to reasonable wear and tear, unless the lessor notifies the lessee of its desire that the modifications or some of them remain in place, and the lessee shall not be able to demand and/ or to receive any compensation or payment for them.


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               The aforesaid notwithstanding, the lessee shall be entitled, at the conclusion of the Term of the Lease, to remove the air-conditioning units (fan- coolers in rooms and additional external units [if installed]) that it may have installed in the Leased Premises. The lessee undertakes to restore the status quo ante, including drop ceilings, electrical wires and conduits, touch-up painting, waterproofing and insulation repairs, and the like, in accordance with the lessor's instructions, after the removal of the air- conditioning units.

        9.5 The installation and operation of electrical equipment, telephones, and communications equipment in the Leased Premises and the passage of electrical wiring for the operation of the aforementioned equipment that may cause induction and/ or emissions is contingent upon prior written consent by the lessor and subject to instructions that may be issued by the lessor and also, if required, upon receipt of approval from the Ministry of Communications and/ or Bezeq, Ltd., for the equipment and its installation.

        9.6 To eliminate doubt it is stated that the lessee is not entitled to install any equipment whatsoever outside the Leased Premises. The aforesaid notwithstanding, with regard to equipment or systems that are essential for the lessee's use of the Leased Premises the lessee shall be entitled to request that the lessor permit their installation at its the lessee's own expense, providing full details of the components of the system, and the lessor shall be entitled to approve the installation of such equipment and systems as well as their location or to disallow their installation, as relevant, and to set the payment due it for making the space available for the installation of the aforesaid system.

        9.7 It is agreed that the lessor shall be entitled to instruct the lessee to change the location in the Building of any system as stated to some other location in the Building and/ or the lot if and when the system creates any interference whatsoever to any tenant of the Building. Should this instruction result from the lessor's desire to build on or use the area on which the system is located for its own purposes, then the change of location shall be carried out by the lessor and at its own expense after provision of five days' advance notice and after having coordinated the method and time of transfer with the lessee. The lessee shall have no grounds for a claim on account of this. The lessee shall not use flammable gas, open flames, or method that gives off cooking odors in any part of the Leased Premises, including in a kitchenette, should there be such in the Leased Premises. The aforesaid notwithstanding, the lessee shall be entitled to use flammable gas or some other gas in the laboratory for laboratory purposes (but not for cooking), subject to advance written approval by the lessor concerning the type of gas, the quantity stored in the Building, and the mode of installation. The lessor and/ or its representative shall be entitled to enter the Leased Premises at any reasonable time and with advance coordination with the lessee to inspect the Leased Premises as well as to carry out repairs and work for other parts of the Building. The lessor shall coordinate with the lessee entry to the Leased Premises as stated above, except in urgent cases. Nothing in the aforesaid shall impose any obligation whatsoever on the lessor to perform anything mentioned above.

               When carrying out actions as stated above, the lessor shall do its utmost so that any damage caused to the lessee, if damage be caused, shall be as minimal as possible; so that the duration of the work shall be as brief as possible; and so that upon completion of the work the lessor shall restore the Leased Premises to the status quo ante.

        9.8 The lessee undertakes not store any materials, tools, equipment, or other movable objects in the entrance or outside the Leased Premises, including in the elevator corridor on each story, to be meticulous about keeping the area around the Leased Premises clean, and to conduct its business exclusively within the Leased Premises.

        9.9 The lessee shall not be entitled to hang any signs or notices whatsoever on the facade of the Leased Premises or in the elevator corridor, including the elevator corridor on each floor, or on any external wall of the Leased Premises or any external or other part of the Building, or to install mailboxes, without the consent of the lessor. The lessee shall bear a proportional share of the cost of signs and the general mailbox unit, and the expense of installing signs in the lobby or on the floors on which the Leased Premises are located. In any signs installed in the Building by the lessor, the lessee shall have a share that reflects its share of the Building or of the relevant floors. The lessee shall request the lessor's consent for everything associated with the installation and placement in the Leased Premises of equipment and furnishings whose weight and/ or size is liable to exceed the permissible limit. The lessor shall be entitled to require the lessee to obtain approval from the Building architect or from some other engineer, as it determines.

        9.10 The lessee undertakes to fulfill and carry out any provision of law, regulation, order, or municipal bylaw that relates to the Leased Premises or to its Tenancy or use thereof, and not to do and not to permit to be done in the Leased Premises or in association with it anything that is liable to constitute a hazard or nuisance or to cause damage or inconvenience to the lessor or to the Building or to other lessees or users or to visitors to the Building.

        9.11 The lessee undertakes to compensate and indemnify the lessor for any damage or expense that may be caused the lessor on account of a suit brought against the lessor, whether criminal or civil, and on account of the need to defend itself against such a suit--to the extent that the stated suit stems from the lessee's failure to fulfill or breach of its undertakings in the present contract. The lessor shall notify the lessee of any suit that may be brought against it as stated above and shall include it in the direction of the defense against such a suit.

        9.12 Whereas the lessee is leasing the Leased Premises in order to use them for its business, including a pharmaceutical laboratory, it is agreed that without derogating from anything else stated in the present contract, if so stated, the lessee shall be responsible for obtaining and undertakes to obtain all of the approvals and licenses required from any authority whatsoever in association with its activity as stated, including in association with the storage and use of hazardous materials, the removal of solid and liquid wastes, and everything else associated with its business. The lessee further undertakes not to keep and not to make any use whatsoever of laboratory animals except on rare occasions and in a temporary manner.

        9.13 To eliminate doubt it is stated that the Tenancy under the present contract does not include the balconies.

10.     DELINQUENCY IN PAYMENT

        10.1 Should the lessee be delinquent in the payment of any sum whatsoever that it is bound to pay the lessor pursuant to the present contract, the lessee shall pay the lessor, in addition to the delinquent amount, index- linkage differentials and interest at the rate then in effect at Bank Le'umi le-Israel, Ltd., for index- linked loans, plus 10 percent per annum, computed from the date on which the lessee was to have paid the delinquent sum until the day when it actually paid or, at the lessor's option, the lessee shall pay the lessor, in addition to the delinquent sum, interest at the maximum rate of interest in effect at Bank Le'umi le-Israel, Ltd., for overdrafts that exceed the approved credit limit in revolving debitory accounts, compounded monthly (hereinafter "Delinquent Interest"). The Delinquent Interest shall be computed for the period from the day on which the lessee was to have paid the delinquent sum until the date when it was actually paid.

        10.2 Nothing in the payment of linkage differentials and interest or the payment of Delinquent Interest pursuant to section 10.1 above shall derogate from the lessor's right to any other remedy that is stipulated in the present contract or in law on the grounds of breach of contract by delinquency in payment. Receipt of the stated interest shall not be construed as a waiver on the part of the lessor or the Management Company of any other remedy as stated.

        10.3 A delay in payment that does not exceed seven days shall not be considered to be a breach of the present contract and shall not entitle the lessor to interest as stated above. A delay as stated that exceeds seven days shall be considered to be a breach of contract and shall entitle the lessor, in addition to all remedies available to it pursuant to the present contract and under any law, to interest from the first day of the delinquency.

11.     LICENSING AND PERMITS

        11.1 The lessee is responsible for obtaining all licenses and permits required to conduct its business in the Leased Premises. A failure by the lessee to obtain the stated licenses or some of them shall not serve as justification or grounds for the lessee to cancel the present contract.

               Without derogating from the aforesaid, the lessee shall be responsible for and undertakes to see to obtaining all approvals required with regard to its activity in the Leased Premises from the Ministry of the Environment, the Ministry of Health, the Jerusalem municipality, and any additional and/ or other agency whose approval is required for the lessee's activity in the Leased Premises, and to comply with any request and directive as stated, including in connection with the removal of liquid waste, the removal and disposal of solid waste, water pollution, and possession and storage of flammable materials, chemicals, and the like.

        11.2 The lessee hereby declares that before it signed the present contract it was given the opportunity to verify and did in fact verify the suitability of the Leased Premises for the purpose of the Tenancy and the possibility of obtaining a license to operate the Leased Premises for the purpose of the Tenancy.

12.     OBLIGATIONS OF THE LESSEE

        12.1 The lessee undertakes to maintain the Leased Premises throughout the Term of the Lease in sound and orderly condition, to avoid causing damage or harm to the Building or the Leased Premises or any of its installations, and to repair immediately and at its own expense any damage that may be caused to the Leased Premises. The lessor shall repair at its own expense any damage that may be caused to the Leased Premises and/ or to the Building during the first year of the lease as a result of faulty workmanship or use of defective materials. Throughout the Term of the Lease the lessor shall be responsible for repairing and shall repair at its own expense any damage to the shell of the Building that was not caused by acts of commission or omission on the part of the lessee or someone acting on its behalf and that prevents reasonable use of the Leased Premises.

        12.2 The lessee shall be responsible for all damages of any type and kind whatsoever that may be caused to the Leased Premises and/ or to the Building and/ or to the lessor and/ or to any third party that may be present in the Leased Premises and/ or in the Building and that stem from the lessee's acts of commission and/ or omission, including acts of commission and/ or omission by its employees, guests, customers, and persons acting on its behalf and/ or from the conduct of its business in the Leased Premises.

        12.3 The lessor shall bear no responsibility whatsoever and no liability whatsoever with regard to any bodily damage and/ or property loss and/ or damage of any kind whatsoever that may be caused to the lessee and/ or to its employees and/ or to its customers and/ or to its visitors and/ or to any person acting on its behalf who may be present in the Leased Premises or en route to or from the Leased Premises, and the lessee assumes full responsibility for any damage of this sort and undertakes to compensate and indemnify the lessor for any damage or loss for which it may be held accountable and for any expense that the lessor may have in connection with this.

13.     INSURANCE

        13.1   Without derogating from the lessee's responsibility as stated in section 12 above, the lessee undertakes to insure at its own expense the contents of the Leased Premises and its business and the additions and improvements that have been made or may be made to the structure of the Leased Premises and its facilities, its activity in the Leased Premises, at their full value on a replacement basis, with the amount of the insurance updated from time to time as necessary and against all possible, recognized, expected, and customary risks, with a licensed and reputable insurance company. Without derogating from the generality of the aforesaid, the lessee hereby undertakes to insure the contents of the Leased Premises against damage from fire, break-in, theft, forcible entry, or normal loss; broken glass, flood, mechanical failure, and water damage of any kind, all at full replacement value.

        13.2 The lessee also undertakes to insure at its own expense its activity in the Leased Premises as follows:

               13.2.1 Liability insurance on the Leased Premises and the business conducted in them and on the lessee's activity, to cover the liability of the lessor, the Management Company, and the lessee with regard to any person on account of bodily injury or monetary or property damage that may have taken place in connection with the Leased Premises and/ or the activity conducted in the Leased Premises or in the Building and associated with the lessee's business. The limits of liability of the third-party insurance shall not be less than the following amounts:

                      $500,000 for a single claimant in a single incident for bodily damage and $2 million for multiple claimants in a single incident

                      $2 million for property damage per incident and period

                      $5 million in employer's liability insurance

               13.2.2 To cover loss of profits and any consequential damages on account of damage caused to the Leased Premises or their contents.

        13.3 The lessee hereby undertakes to add the lessor's name (and that of the Management Company) as additional insured parties in the policies mentioned in sections 13.1 and 13.2 above. The lessee undertakes to deliver to the lessor, no later than two weeks before the start of the Term of the Lease, a certificate of insurance signed by the insurer on a form modeled after that in APPENDIX D to the present contract.

        13.4 The lessee undertakes to comply with all the terms of the policies mentioned above in the present section, to pay the premiums on time, and to see to it that the policies are renewed and are in full force throughout the Term of the Lease.

        13.5 It is hereby agreed and stated explicitly that no responsibility whatsoever of any type or kind shall be borne by the lessor and the Management Company vis-a-vis the lessee on account of any damage that may be caused to the Leased Premises or to its content or to a third party for any reason whatsoever, whether the cause of the damage or malfunction is known or unknown, and the lessee shall see to it that an explicit clause is added to the insurance policy whereby the insurer explicitly waives any right of subrogation or any other right in law to have recourse to the lessor and/ or to the Management Company in a claim for subrogation or refund or indemnification on account of direct or indirect damage that may be incurred on account of the lessor, should such damage be incurred.

        13.6 The lessor's right of inspection and its exercise or non-exercise of its right to see the policies and demand updates, riders, or modifications shall not impose upon it any responsibility whatsoever with regard to the policies, their nature, and their validity, or with regard to absence thereof.

        13.7 The lessor shall take out, on its own or through the Management Company, insurance on the Leased Premises along with the other areas of the Building in its ownership, including the common areas of the Building, comprehensive insurance (structure only, not including modifications or any other changes that may be made to the Leased Premises), and third- party insurance against property damage and/ or bodily damage, under the terms and with the restrictions as may be stipulated by the lessor from time to time. The lessee shall pay the lessor and/ or the Management Company, as relevant, its proportional share of the cost of the insurance, proportional to the area of the Leased Premises, including parking spaces, in the total areas covered by the aforesaid insurance.

               To eliminate doubt it is explicitly agreed that the taking out of the aforesaid insurance policies shall not detract or derogate from the lessee's responsibility for the integrity of the Leased Premises and from its undertaking to return it to the lessor at the end of the Term of the Lease free of injury or damage; the lessee undertakes to pay any amount that may be required to repair the structure of the Leased Premises and that is not paid by the insurers for any reason whatsoever.

        13.8 The lessee hereby undertakes not to perform or allow any other party to perform any act of commission or omission that is liable to increase in any fashion whatsoever the lessor's insurance costs for the Building. Should the lessor or the Management Company be required to pay additional premiums in excess of the norm and as a direct result of an act of commission or omission on the part of the lessee and/ or by virtue of the nature of its activity in the Leased Premises, the lessee shall pay the lessor or the Management Company, as relevant, the stated increment immediately upon the first request made by the lessor or by the Management Company. It is hereby agreed that for this purpose the presence of a biopharmaceutical laboratory in the Leased Premises shall not be considered to increase the insurance premiums. With regard to laboratory animals, the insurance on the structure will include no coverage for any damage that may be caused on account of laboratory animals and the lessee shall bear full responsibility for this.

14.     MODIFICATIONS OR ADDITIONS BY THE LESSOR

        14.1 The lessor shall be entitled at any time, on its own initiative and at its own discretion, to make changes to the Building and to initiate a change in the City Building Plan relating to the Building and to request concessions and a permit for another or exceptional use for any part thereof, including, but without derogating from the generality of the aforesaid, in connection with the use and construction of the balconies of the Building, provided that such a modification does not include a modification of the Leased Premises themselves. The lessee undertakes not to oppose any such change or request.

        14.2 The lessor is entitled, without requiring any consent whatsoever on the part of the lessee, to make any modification or addition to the Building, all at the sole discretion of the lessor and as it may see fit from time to time, provided that nothing in the execution of the change or addition shall constitute unreasonable interference with the use of the Leased Premises.

        14.3 Without derogating from the generality of what is stated in sections 14.1 and 14.2 above, or in any other section of the present contract, it is hereby explicitly stated by the lessee that the lessor is entitled at any time to add and/ or to construct an additional story on the Building and/ or to carry out any construction work and/ or modifications and/ or additions to the Building; and to make any use of the additional area or parts thereof that may be constructed, without any restriction and with no need to obtain any consent whatsoever on the part of the lessee, all at the sole discretion of the lessor; including leasing, selling, and the like; and the lessee undertakes to permit the lessor to do so and not to interfere with it in any form or manner. The lessor shall carry out the aforesaid activities in such a manner that nothing in these activities shall constitute continuing and unreasonable interference, in the circumstances that apply, with the lessee's normal conduct of the business in the Leased Premises. The aforesaid shall apply to a Building addition using light construction only. Should the lessor wish to add a story or stories to the Building using conventional construction methods, the lessor shall not carry out the stated construction without written consent from the lessee, which shall not withhold it for other than reasonable cause.

15.     PARKING FACILITY

        15.1 The lessee declares that it is aware that the Building includes a parking facility intended for use by the tenants of the Building and by the public, but the parking facility will not be included in the common areas of the Building. The lessee leases from the lessor 50 parking spaces in the parking facility in consideration of the Rent stipulated in section 7.2 above. The aforesaid and section 7 notwithstanding, the lessee shall not owe Rent for the parking spaces for the period before the start of the actual use of all or some of the parking spaces, or for three months beginning on November 12, 2000 (Memorandum of Understanding), whichever is earlier. Should actual use be made of only some of the parking spaces, payment shall be made only for the pro rata share of the payment on account of them.

        15.2 To eliminate doubt it is hereby stated that the right shall be to park a specific vehicle and to a specific fixed parking space (to be determined by the lessor and/ or the Management Company). The hours of operation of the parking facility and the other terms of use of the parking facility shall be determined from time to time by the operator of the parking facility, and the lessee undertakes to use its parking spaces subject to the aforesaid terms. In addition to any other payment under the present agreement, the lessee undertakes to leave a deposit with the lessor for the remote- control devices that will be provided to it in connection with use of the parking facility.

        15.3 Use of the parking facility is on the exclusive responsibility of the lessee. The lessor and/ or the Management Company and/ or any person acting on their behalf shall bear no responsibility whatsoever for any loss or damage to the vehicles that enter the parking facility or to objects inside them. The lessee undertakes to indemnify the lessor and the Management Company and any person acting on their behalf for any damage or expense that may be caused them should they be sued to compensate any person whatsoever for loss or damage as stated. The lessee undertakes that its employees' vehicles that will be parked in the parking facility will be insured for their full value.

16.     VACATING THE PREMISES

        16.1 At the end of the Term of the Lease or the end of any extension of the Term of the Lease, should there be such, or with the abrogation of the present contract for any cause whatsoever, the lessee undertakes to vacate the Leased Premises and to hand over possession of it to the lessor, with the Leased Premises free of any person or object belonging to the lessee, in clean and orderly condition, and in the condition that the Leased Premises were in after the completion of the Finishing Work, except for reasonable depreciation and wear and tear and except for those changes and additions that are to be left in the Leased Premises at the lessor's request, as stated in section 9.4 above.

        16.2 Should the lessee fail to vacate the Leased Premises on the date stated in section 16.1 above, then, in addition to the lessor's right to bring suit for vacation of the Leased Premises and in addition to any other right that the lessor may have under the present contract or under any law, the lessee shall pay the lessor, on account of the period from the time when it was to have vacated the Leased Premises until the date when it actually vacated the Leased Premises, a sum equal to three times the Rent (including linkage differentials) that would be paid under the present contract had the Tenancy been extended under the terms of the present contract. The stated payment is stipulated and agreed upon as an appropriate usage fee and/ or as damages fixed and agreed to in advance, which the parties have set by an assessment calculated in advance.

               Nothing stated in the present section above shall endow the lessee with a right to continue to occupy the Leased Premises against payment of the agreed upon compensation.

17.     REMEDIES AVAILABLE TO THE LESSOR ON ACCOUNT OF BREACH OF CONTRACT

        17.1   Without derogating from what is stated below in the rest of section 17 and the specific remedies that appear in the present contract, the provisions of the Contracts Law (Remedies for Breach of Contract) 5731-1970 shall apply to a breach of the present contract.

        17.2 Should the lessee fail to maintain the Leased Premises in sound condition and/ or fail to repair what requires repair in the Leased Premises and/ or fail to return the Leased Premises to the lessor at the end of the Term of the Lease in sound condition as stated in the contract and/ or should any damage whatsoever be caused to the Leased Premises during the Term of the Lease and not have been repaired by the lessee, then in addition to any other right that the lessor may have in such a case pursuant to the provisions of the present contract and/ or in accordance with any legal provision, the lessor shall be entitled to carry out, after having warned the lessee and having specified in the warning a reasonable time for repair and after the lessee has nevertheless not repaired what requires repair within the time specified above, to carry out, at the lessee's expense, any repair and/ or to take any action whatsoever that it may deem appropriate for repairing the damage and/ or for restoring the status quo ante, and the lessee undertakes to pay the lessor, immediately upon demand, all sums that the lessor has expended on actions it took in accordance with the present section above.

        17.3 Should the lessee breach its obligations or any part thereof vis-a-vis the Management Company and/ or under the management agreement, this shall be deemed to be a breach of the present contract.

        17.4 Any omission, delay, or waiver by a party in exercising any of its rights under the provisions of the present contract shall not be considered to be a waiver, debarment, consent, or acknowledgement on its part and it shall be able to use its rights under the present contract at any time it wishes without being debarred from doing so.

        17.5 Should the lessee breach the contract in its entirety or any of its sections and fail to amend the breach within a reasonable time, despite having been warned in writing in a warning that specifies a reasonable time for amending the breach; and in any case in which the lessee fails to pay the

               Rent and/or any sums and/or other payments or any part thereof owed by it under the present contract on time, nor within seven days of the date of the written demand that it amend the breach--the lessor shall be entitled, without derogating from all other rights granted it by law and/ or under the present contract, to cancel the contract and/ or to specify a date for vacation of the Leased Premises, as it sees fit, and/ or to act to vacate the Leased Premises, and in this case the contract will be annulled as of the date specified by the lessor and the lessee shall vacate the Leased Premises no later than this date. Should the lessee fail to do so, the lessor shall be entitled to act at its discretion to vacate the Leased Premises, including removing objects from the Leased Premises and placing them in storage and changing the locks on the Leased Premises.

        17.6 In any case of the abrogation of the present contract as a result of its breach by the lessee, the lessor shall be entitled to all additional remedies available to it by law on account of breach of contract, including the remedy of monetary compensation, a prohibitory injunction, and a mandatory injunction. Everything stated in the present contract and in addition thereto notwithstanding, in the case of a breach of contract by the lessee on account of which the lessee has been evicted from the Leased Premises before the end of the Term of the Lease, the lessee shall pay the lessor reasonable monetary compensation for the period from the date of eviction until the end of the Term of the Lease, in an amount equal to the Rent lost by the lessor on account of the abrogation, whether for the entire balance of the Term of the Lease (or the balance of the Term of Extension of the Lease, as relevant) or for a period until the Leased Premises are let to another lessee, and after that until the end of the Term of the Lease or to the end of any term of Extension of the Lease, as relevant, on account of the loss of Rent, if any, or on account of a lower Rent paid by the other lessee, but not less than three months' Rent, plus value added tax. This sum is set by the parties as damages fixed and assessed in advance with no need to prove damage, after the parties have made a cautious and deliberate assessment of the damage that may be caused to the lessor on account of a breach by the lessee as stated.

18.     MISCELLANEOUS

        18.1 Any equipment that may be installed on the roof of the Building shall be equipped with shock absorbers of reasonable size for the equipment installed.

        18.2 The lessor pledges that access to the roof on the third floor shall not be through the Leased Premises.

        18.3 The lessee declares that it is aware that work on the first floor of the Building has begun and it undertakes to complete any work planned to be carried out on the floor of the second floor and the ceiling of the first floor no later than 30 days from the signing of the present contract. The lessee declares that it is aware that after this date it will not be permitted to carry out work on the ceiling of the first floor and that any damage and/ or delay in the completion of the Finishing Work that may delay completion of the work for the lessee of the first floor of the Building shall be borne by the lessee.

        18.4 The lessee declares that it is aware that for the purpose of a tenanting certificate it may be required to complete the sprinkler system in the Leased Premises, and it undertakes to do so no later than 14 days from receipt of a request from the lessor and to submit certification from the Standards Institution of Israel that affirms the soundness of the system for presentation to the authorities by the lessor.

        18.5 All payments that the lessee is required to make to the lessor under the present contract shall be made by the lessee to the lessor by a standing order or by a bank transfer to the lessor's account or in any other way as the lessor may instruct the lessee from time to time.

        18.6 The lessor is entitled to sign over and/ or to pledge its rights in the Building and/ or in the Leased Premises, in whole or in part, to transfer a partial or full leasehold, at its sole discretion, without requiring the consent of the lessee; similarly, the lessor shall be entitled to pledge the present contract in whole or in part, to sign over its rights in it to other parties, to transfer it in whole or part, in whatever fashion and manner the lessor may deem to be appropriate from time to time, whether in order to obtain financing or for any other purpose, all at the sole discretion of the lessor; the lessee hereby explicitly agrees to assume and to comply with all provisions of this contract vis-a-vis any other entity, if any, that may come in place of the lessor. Such a mortgage, lien, endorsement, or transfer shall have no power to derogate from the rights of the lessee under the present contract or to add to its obligations according to it and any transferee to which the lessor may transfer its rights as stated above shall replace the lessor in everything associated with the present contract.

        18.7 The lessor shall be entitled to build a blocking wall at the boundary between the lot and the lot located southeast of the lot, and the lessee shall have no right to file a claim on these grounds.

        18.8 Subject to any explicit contravening provision in the present contract, the parties hereby agree that the present contract is personal and cannot be transferred by the lessee in any fashion whatsoever.

        18.9 The terms of the present contract reflect what has been stipulated between the parties in full and annul any prior contractual agreements, promises, representations, and undertakings made by the parties before the signing of the present contract, if any, whether written or oral. Any amendment of the present contract and any supplement to it must be executed in writing and signed by the parties.

        18.10 The lessee declares that it is aware that the name of the Building is Beit Hadarim and that the lessor is entitled to change the name of the Building as it may see fit, at its sole discretion.

19.     ADDRESSES AND NOTICES

        19.1 The cost of stamping the present contract shall be borne and paid by the lessee.

        19.2 The addresses of the parties for the purpose of the contract are as follows:

              Lessor:RMPA Har Hotzvim, Ltd., House

              Lessee:The Leased Premises

        19.3 Any notice that may be sent by one party to the other pursuant to the present contract shall be sent by registered mail or by fax or shall be delivered by hand and shall be considered to have been delivered in the reasonable time in which the stated notice should have reached the addressee.

IN WITNESS WHEREOF THE PARTIES HAVE AFFIXED THEIR SIGNATURES AT THE PLACE AND ON THE DATE SPECIFIED AT THE START OF THE CONTRACT.


/s/ Amos Hadar                                        /s/ Morris Laster
-----------------------                               ------------------------
Lessor                                                Lessee

                                  BEIT HADARIM:
                 TECHNICAL SPECIFICATION FOR THE BUILDING SHELL

1. Polished stone facing plus windows and curtain walls according to the architect's plans and what currently exists on the site

2.      Floors

        a.     Smoothed concrete floor

        b.     Concrete and/ or prefab ceilings

3.      Elevators with a rated capacity of one ton each

4. Aluminum windows and curtain walls made of various profiles in natural matte silk finish as currently exists in the Building and in accordance with the decision of the lessor's consultants, blue anti-sun glazing as exists at the site

5. Infrastructure for electrical connection by the electric company. Request (of the electric company) for electrical hook-up and cost of installation of meters if any. Capacity of the connection for each floor: 3 x 63 amperes.

6.      Complete public electrical system, including:

        a. Lighting in public areas, lobbies, and parking facilities, and exterior lighting

        b. Electric power to operate the Building systems (elevators, electric gates, pumps, switchboards, and the like)

        c.     Power feed for the central air conditioning system

7. Air conditioning: central air conditioning system with two 90- ton chillers and auxiliary systems including fresh air ducts and water pipes for each floor

8.      Telephony infrastructure satisfying the requirements of Bezeq, Ltd.

        Infrastructure on each story connected to the main communications room

9. One lavatory will be built in the public area for use by the guard or custodian.

10. Water hook-up: a water hook-up will be installed in the utility cabinet on each floor. Infrastructure will be installed on each story for a sprinkler system. This infrastructure will be connected to the main system of the Building.

11. Sanitation hook-up: sanitary plumbing infrastructure at many points in the Building as currently exists.

                                   APPENDIX C
                     PRINCIPLES OF THE MANAGEMENT AGREEMENT

1.      DEFINITIONS

"The Management Company"          The lessor and/ or a company acting on its
                                  behalf and/ or in its name

"Management and                   All sums that the lessee is required to pay to
Maintenance Fees"                 the Management Company (hereinafter "the
                                  Management Agreement")

"Public Areas"                    This means all areas within the boundaries of
                                  the lot, including, and without derogating from the generality of the aforesaid, all structures, additions, or improvements that may be made from time to time, the outside and/ or underground parking facilities, gardens, roofs, passageways, stairwells, entrances and exits, basements, internal streets, sidewalks, utility rooms, lavatories, air- conditioning, loading and unloading facilities, elevators, stairs, stairwells, escalators, and any other area within the boundaries of the lot on which the project has been erected that is accessible to the general public and/ or that will be made accessible to it and/ or those areas that serve and/ or will serve all the tenants in the project or most of them, such as transformer rooms, garbage compactors, loading and/ or unloading and/ or storage cellars, the offices of the Management
                                  Company, and shelters, all except for those parts of the Building and the lot intended for sale and/ or rental.

2.      OBLIGATIONS OF THE MANAGEMENT COMPANY

        a. The Management Company undertakes to manage, maintain, and operate the Building.

               The lessee undertakes not to carry out itself and/ or through the agency of another party acting on its behalf the services and other activities entrusted to the Management Company under the Management Agreement and agrees that these services and activities will be carried out exclusively by the Management Company.

        b. Without derogating from the generality of the aforesaid, the Management Company shall be entitled to deal, inter alia, with the following matters that are included in the management, maintenance, and operation of the Building and the lot:

               (1) Cleaning and lighting of the public areas and a receptionist in the lobby 24 hours a day

               (2) Air-conditioning of those public areas in which air-conditioning is possible and appropriate

               (3) Gardening work on the lawns and plantings in the public areas

               (4) Installation of equipment and objects that will serve visitors to the lot

               (5) Maintenance and upkeep of the public areas and of the equipment and objects that serve the Building and/ or the tenants and/ or those with rights in the Building, all or some of them, to the extent that this relates to equipment that is not owned by and/ or the responsibility of any of the tenants, including, inter alia, generators, gas and fuel tanks, the sanitary, plumbing, electrical, drainage, and lighting systems, and the elevators and escalators in the public areas of the Building

3.      RIGHTS OF THE MANAGEMENT COMPANY

        a. In order to carry out its obligations under the Management Agreement, the Management Company is entitled, inter alia, at its sole and absolute discretion, and in such conditions as it may deem appropriate:

               To maintain offices in the Building and/ or in any other place and to employ managers, clerks, accountants, bookkeepers, lawyers, laborers, artisans, professionals, consultants, engineers, architects, contractors, subcontractors, and other workers, all as it may deem essential and at its sole discretion. Such employment shall be exclusively with reference to the needs of the tenants and owners of areas in the Building.

        b. To take out insurance on the physical structure of the project against physical loss or damage on account of fire, lightning, explosion, earthquake, riots, terrorism, strikes and wanton damage, flood and water damage, electricity, and other natural disasters, as well as against any other risk that the Management Company may deem necessary, in amounts or with no cap on the amount, as may be determined by the Management Company. The insurance as stated shall include a clause waving the right of subrogation vis-a-vis the tenants on account of damage caused by them unintentionally to the structure of the Building.

        c. To take out third- party liability insurance covering the liability of the lessor, the Management Company, and the lessee against any third party whatsoever in amounts or with no cap on the amount, as the Management Company may deem warranted from time to time, in the public areas that are not part of the Leased Premises.

               The policy shall include a cross- liability clause.

        d. To take out employers' liability insurance that covers the liability of the Management Company and the lessor vis-a-vis their employees in accordance with the Torts Ordinance (New Version) and/ or in accordance with any other law, on account of death and/ or on account of any bodily injury (including emotional or mental injury) for every employee as a result of an accident or illness during and on account of his or her employment.

        e. To take out insurance against loss of Rent and/ or loss of management fees and/ or consequential loss of profits to the lessor and/ or to the Management Company as a result of a physical loss or damage to the project and/ or to the Leased Premises, and any other insurance that the Management Company deems essential and is related to physical loss and/ or damage and/ or financial loss and/ or liability related to the project, its management, and its operation.

        f. To handle payments for water, electricity, and energy for the public areas, payment of municipal and central government Taxes that apply to the public areas, payment of all other sums of any type or kind whatsoever that do not apply to specific areas, and payment of all other sums on account of services and Building maintenance and on account of the operations of the Management Company, as stated in this agreement.

4.      WORK TO BE CARRIED OUT BY THE MANAGEMENT COMPANY

        The Management Company is entitled to enter the Leased Premises at any time, with advance coordination with the lessee (except in urgent cases), and to carry out there any action that it believes to be necessary in order to exercise its rights under the present agreement. Without derogating from the generality of the aforesaid, the Management Company shall be entitled, inter alia, to open walls, floors, ceilings, and other parts of the Leased Premises and to replace and repair pipes and plumbing and make connections to them and to carry out any electrical work whatsoever.

        The Management Company undertakes to act to the best of its ability to minimize any disturbance to the lessee and to restore the status quo ante as soon as possible.

        The lessee undertakes to do whatever may be required to assist the Management Company in carrying out the work on the Leased Premises and to permit the Management Company to minimize any disturbance to the operation of the Leased Premises.

5.      MANAGEMENT AND MAINTENANCE FEES

        In consideration of the management and maintenance services that the Management Company will provide as stated in the management agreement, the lessee undertakes to pay the Management Company management and maintenance fees as follows:

        a. The lessee's proportional share (as stated in the Tenancy Agreement) of the costs associated with the operation, management, and maintenance of the Building by the Management Company and the fulfillment of the Management Company's obligations as enumerated in the Management Agreement (including financing costs and expenses on account of depreciation of equipment at the rate fixed by law, which shall be paid to the lessor for the installation and/ or replacement of equipment to serve the public and/ or the tenants of the Building or some of them) (hereinafter "Operating and Maintenance Expenses").

        b. Payment of all expenses or of the lessee's proportional share in the expenses that, at the sole discretion of the Management Company, should be borne by the lessee and/ or by the lessee together with other specific lessees because the expense stems from the conduct of the specific business of the lessee and/ or the businesses of a number of lessees.

        c. Expenses that may be caused by specific lessees shall be borne by those lessees (such as electricity for air conditioning).

        d. In addition to payments on account of operating and maintenance expenses and expenditures as stated above, the lessee shall pay the Management Company a management fee equal to 15% (fifteen percent) of the total payment charged the lessee as stated above (that is, the actual payment will be cost plus 15%), plus value added tax according to law on the total sum of the payment.

        e. The lessee may examine the management expenditures ledgers at any reasonable time with prior coordination with the manager of the Management Company and in the company offices.

6.      TERM OF THE MANAGEMENT AGREEMENT

        At the end of the Term of the Lease or the term of an option, should such apply, whichever is later, or upon cancellation of the Tenancy Agreement pursuant to the stipulations of the Tenancy Agreement, the present agreement shall lapse and a final reckoning shall be drawn up between the lessee and the Management Company concerning their credit and debit balances, pursuant to the terms of the Management Agreement, all of this subject to compliance with all conditions in the Tenancy Agreement for carrying out the reckoning.

7.      USE OF THE UPPER ROOF AND/ OR BALCONIES

        It is hereby agreed that the lessee shall have no right to use the upper roof above the Leased Premises or any other external roof without explicit written consent from the lessor.

8.      PARKING FACILITY

        It is hereby agreed that the parking facility will be managed by the lessor or by someone acting on its behalf, and the lessee undertakes to comply with their instructions.

APPENDIX E

                                                                  Dec. 21, 2000

Kir Hed, Ltd.
RMPA House
Har Hotzvim
Jerusalem

Dear Sir or Madam:
                       Re: FINISHING WORK IN BEIT HADARIM

Pursuant to the Tenancy Agreement (hereinafter "THE TENANCY AGREEMENT") signed on Dec. 21, 2000, between us and RMPA Properties, Ltd. (hereinafter "THE LESSOR") concerning space in Beit Hadarim in Har Hotzvim in Jerusalem (hereinafter "THE LEASED PREMISES");

And whereas it has been agreed between us and the Lessor that we will carry out the Finishing Work in the Leased Premises (hereinafter "THE FINISHING WORK") by means of a contractor to be selected by us for this purpose who has experience in carrying out similar work in the Har Hotzvim industrial zone, the Malha Technological Park, or some other high- tech park in Tel Aviv, and that you will be given the right of first refusal to carry out the Finishing Work;

Accordingly we make the following commitment to you:

        1. We shall provide you with a copy of the detailed plans and specifications for the Finishing Work, including all the working blueprints and specifications and any other and/ or additional plans as soon as they are ready.

        2. As soon as we have received contractors' bids on the Finishing Work, we shall transmit all the proposals received to you and notify you as to which is our preferred proposal.

        3. You shall be entitled to inform us, within seven days of receiving our notification and the contractors' proposals as stated in section 5 of the Tenancy Agreement, that you are interested in carrying out the Finishing Work yourselves, at the price and under the terms offered to us by the contractor whose proposal we preferred, as stated above.

        4. Should you notify us that you are interested in carrying out the Finishing Work under the aforesaid conditions, we undertake to entrust the Finishing Work to you.

Sincerely yours,
Keryx Israel, Ltd.

CC: RMPA Properties, Ltd.

                                   Appendix B
                                 BANK GUARANTEE
 To:
 RMPA PROPERTIES LTD.                                        DATE: __________
 --------------------

 Dear Sir:

                           Re: Bank guarantee no. ____________________________

 Pursuant to a request by Keryx Israel, Ltd. (hereinafter "the Guaranteed") we hereby guarantee the payment to you of any amount up to the amount of NIS __________ (_____________ New Israeli Sheqels), index- linked, in accordance with the indexation conditions enumerated below (hereinafter "the Amount of the Guarantee") that are or may be due you from the guaranteed.

For the purposes of the present guarantee

The "Base Index" means--

The index published on _____________ (date) for _________________ (month and year), namely, ______________ points.

The "New Index" means--

The last index published before the actual payment of any amount pursuant to the present guarantee.

If, on the date when we pay you any sum whatsoever in accordance with the present guarantee, it transpires that the New Index has risen with respect to the Base Index, we shall pay you that amount multiplied by the ratio of the New Index to the Base Index.

We shall pay you from time to time, and in any case within ten days of receipt of your initial written demand, any amount within the limit of the guarantee, without your having to justify your demand or make a previous demand for payment by the debtor, on condition that the entire sum we must pay in response to all your demands taken together does not exceed the amount of the guarantee.

This guarantee will remain in force until _________________ (date), inclusive, and any demand pursuant to it must be sent in writing to the branch indicated below no later than the aforesaid date.

 This guarantee is irrevocable.

         Sincerely yours,

                                                             ---------------
                                                                      Bank
RMPA Properties Ltd. [rubber stamp, signature]

To
RMPA PROPERTIES, LTD.  (hereinafter "the company")
P.O.B. 45079, RMPA House, Har Hotzvim
Jerusalem
Dear Sir,

Re: Confirmation of Insurance Coverage in Force from _______________ through ______________

We hereby confirm that we have issued the insurance policies enumerated below on the content of the Leased Premises leased by the lessee whose name is stated below, located in your Building in Har Hotzvim (Beit Hadarim), Jerusalem, and for the lessee's business and activities in the Building.
1. EXPANDED FIRE INSURANCE
          Insured party _________________________ (hereinafter "the lessee") Property covered: The contents of the Leased Premises, and without derogating from the generality of the aforesaid, including any modifications, improvements, and additions to the Leased Premises, performed by and/ or on behalf of the lessee, as well as furnishings, equipment, and inventory of every sort.
          Amount of coverage: ________________
          Risks covered: The standard risks covered by expanded fire insurance, and without derogating from the generality of the aforesaid, including fire, explosion, earthquake, riots, strikes and malicious damage, flooding, water damage, and burglary Special stipulation: The policy includes a clause waiving subrogation vis-a-vis the company and/ or vis-a-vis all the other lessees and/ or tenants in the building, including all those who come on behalf of those enumerated above.
2. THIRD-PARTY LIABILITY INSURANCE
          Insured party _________________________ (hereinafter "the lessee") Limits of liability: ____________ per incident; ____________ total Nullification of limits: fire, explosion, panic, motor vehicle lifting, loading, and unloading equipment, poisoning and foreign substances in any food or beverage, and National Insurance

         Special stipulations:
         (1) The policy includes a cross-liability clause among the units of the insured party.
         (2) The policy is expanded to indemnify the company on account of their liability as owners and managers of the leased premises and on account of their vicarious liability for acts of commission and/ or omission on the part of the lessee.
3. EMPLOYER'S LIABILITY INSURANCE
         Insured party _________________________ (hereinafter "the lessee") Special stipulation: The policy is expanded to indemnify the company on account of its liability as owners and managers of the Leased Premises and on account of its vicarious liability for acts of commission and/ or omission on the part of the lessee.

The aforesaid policies may not be cancelled without prior notification sent to the company by registered mail 60 days in advance.
         Sincerely yours,
         The Insurer

         ----------------

RMPA Properties Ltd. [rubber stamp, signature]
Keryx (Israel) Ltd. [rubber stamp, signature]